Exhibit 99.1

NEWS RELEASE

Investors:	Media:
Jason Korstange	Mark Goldman
(952) 745-2755	(952) 475-7050

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Quarterly Net Income of $24.0 Million, or 12 Cents Per Share and

Annual Net Income of $174.2 Million, or 94 Cents Per Share

2014 HIGHLIGHTS

-  Revenue of $1.2 billion, up 3.5 percent from 2013

-  Loan and lease originations of $13.5 billion, up 12.2 percent from 2013

-  Average deposits of $14.9 billion, up 5.2 percent from 2013

-  Provision for credit losses of $95.7 million, down 19.1 percent from 2013

-  Non-accrual loans and leases of $216.7 million, down 21.8 percent from December 31, 2013

-  Return on average assets of 0.96 percent, up 9 basis points from 2013

-  Return on average tangible common equity (1) of 10.08 percent, up 50 basis points from 2013

FOURTH QUARTER HIGHLIGHTS

-  Revenue of $313.8 million, up 2.1 percent from the fourth quarter of 2013

-  Loan and lease originations of $3.5 billion, up 12.6 percent from the fourth quarter of 2013

-  Average deposits of $15.3 billion, up 6.6 percent from the fourth quarter of 2013

-  Reduced balance sheet credit risk by selling $405.9 million of consumer TDR loans

-  Sale of $405.9 million of consumer TDR loans resulted in a $23.1 million pre-tax charge, or 9 cents per share

-  Additional provision for credit losses of $21.8 million, or 8 cents per share

Summary of Financial Results					Table 1
(Dollars in thousands, except per-share data)				Percent Change
	4Q 2014	3Q 2014	4Q 2013	4Q14 vs 3Q14	4Q14 vs 4Q13	YTD 2014	YTD 2013	Percent Change
Net income attributable to TCF	$23,988	$52,317	$39,995	(54.1)%	(40.0)%	$174,187	$151,668	14.8%
Net interest income	204,074	204,180	201,862	(0.1)	1.1	815,629	802,624	1.6
Diluted earnings per common share	0.12	0.29	0.22	(58.6)	(45.5)	0.94	0.82	14.6

Financial Ratios (2)
Pre-tax pre-provision return on average assets (3)	1.91%	2.13%	1.90%			2.00%	1.98%
Return on average assets	0.53	1.15	0.90			0.96	0.87
Return on average common equity	4.15	10.50	8.39			8.71	8.12
Return on average tangible common equity (1)	4.80	12.11	9.83			10.08	9.58
Net interest margin	4.49	4.60	4.67			4.61	4.68
Net charge-offs as a percentage of average loans and leases	0.40	0.66	0.76			0.49	0.81

(1) See “Reconciliation of GAAP to Non-GAAP Financial Measures” table.
(2) Annualized.
(3) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.

WAYZATA, MN, January 29, 2015 - TCF Financial Corporation (“TCF” or the “Company”) (NYSE: TCB) today reported net income of $24.0 million for the fourth quarter of 2014, compared with net income of $40.0 million for the fourth quarter of 2013, and net income of $52.3 million for the third quarter of 2014. Diluted earnings per common share was 12 cents for the fourth quarter of 2014, compared with 22 cents for the fourth quarter of 2013, and 29 cents for the third quarter of 2014.

TCF reported net income of $174.2 million for the year ended December 31, 2014, compared with net income of $151.7 million for the same period in 2013. Diluted earnings per common share was 94 cents for the year ended December 31, 2014, compared with 82 cents for the same period in 2013.

Chairman’s Statement

“TCF completed a strong year as earnings per share increased 14.6 percent from 82 cents in 2013 to 94 cents in 2014,” said William A. Cooper, Chairman and Chief Executive Officer. “This earnings per share growth in 2014 occurred despite a pre-tax charge of 17 cents related to the sale of consumer troubled debt restructurings and additional provision for credit losses during the fourth quarter. This sale allowed us to reduce balance sheet credit risk and provide further diversification of our loan and lease portfolio by reducing the high concentration of legacy consumer real estate loans. I believe that the clean-up of this portfolio gives us a fresh start and will significantly reduce credit and operating costs as we move into 2015.

“Overall, 2014 was highlighted by strong loan and lease originations, a focus on diversification of both revenue and earning assets, one of the highest net interest margins in the industry and continued strong credit quality particularly in our national lending businesses. While I am pleased with where we stand today, our focus is on the future and I believe we have the team in place to fulfill our goals moving forward.”

-more-

Revenue

Total Revenue					Table 2
				Percent Change
(Dollars in thousands)	4Q 2014	3Q 2014	4Q 2013	4Q14 vs 3Q14	4Q14 vs 4Q13	YTD 2014	YTD 2013	Percent Change
Net interest income	$204,074	$204,180	$201,862	(0.1)%	1.1%	$ 815,629	$ 802,624	1.6%
Fees and other revenue:
Fees and service charges	39,477	40,255	43,254	(1.9)	(8.7)	154,386	166,606	(7.3)
Card revenue	12,830	12,994	13,066	(1.3)	(1.8)	51,323	51,920	(1.1)
ATM revenue	5,249	5,863	5,382	(10.5)	(2.5)	22,225	22,656	(1.9)
Total banking fees	57,556	59,112	61,702	(2.6)	(6.7)	227,934	241,182	(5.5)
Gains on sales of auto loans, net	12,962	14,863	7,278	(12.8)	78.1	43,565	29,699	46.7
Gains on sales of consumer real estate loans, net	6,175	8,762	5,345	(29.5)	15.5	34,794	21,692	60.4
Servicing fee income	6,365	5,880	3,903	8.2	63.1	21,444	13,406	60.0
Subtotal	25,502	29,505	16,526	(13.6)	54.3	99,803	64,797	54.0
Leasing and equipment finance	24,367	24,383	23,328	(0.1)	4.5	93,799	90,919	3.2
Other	2,363	3,170	2,812	(25.5)	(16.0)	10,704	6,196	72.8
Total fees and other revenue	109,788	116,170	104,368	(5.5)	5.2	432,240	403,094	7.2
Gains (losses) on securities, net	(20)	(94)	1,044	78.7	N.M.	1,027	964	6.5
Total non-interest income	109,768	116,076	105,412	(5.4)	4.1	433,267	404,058	7.2
Total revenue	$313,842	$320,256	$307,274	(2.0)	2.1	$1,248,896	$1,206,682	3.5

Net interest margin (1)	4.49%	4.60%	4.67%			4.61%	4.68%
Total non-interest income as a % of total revenue	35.0	36.2	34.3			34.7	33.5

N.M. Not Meaningful.
(1) Annualized.

Net Interest Income

•                   Net interest income for the fourth quarter of 2014 increased $2.2 million, or 1.1 percent, compared with the fourth quarter of 2013. The increase was primarily driven by higher average loan and lease balances in the auto finance, leasing and equipment finance and inventory finance businesses, partially offset by lower average consumer real estate loan balances due to run-off, as well as continued margin reduction.

•                   Net interest margin in the fourth quarter of 2014 was 4.49 percent, compared with 4.67 percent in the fourth quarter of 2013 and 4.60 percent in the third quarter of 2014. The decreases from both periods were primarily due to continued margin reduction resulting from the competitive low interest rate environment. The yield on inventory finance loans was 5.56 percent in the fourth quarter of 2014, compared with 5.85 percent in the fourth quarter of 2013 and 6.18 percent in the third quarter of 2014. The decreases from both periods were primarily attributable to a one-time impact from a significant program extension.

-more-

Non-interest Income

•     Fees and service charges in the fourth quarter of 2014 were $39.5 million, down $3.8 million, or 8.7 percent, from the fourth quarter of 2013, and down $0.8 million, or 1.9 percent, from the third quarter of 2014. The decreases from both periods were driven primarily by customer behavior changes, as well as higher average checking account balances per customer.

•     TCF sold $367.0 million, $236.0 million and $484.4 million of auto loans during the fourth quarters of 2014 and 2013, and the third quarter of 2014, respectively, resulting in net gains in the same respective periods. Included in auto loans sold for the third quarter of 2014 is $256.3 million related to the execution of the Company’s inaugural auto loan securitization, which took place in July 2014.

•     TCF sold $613.7 million, $202.3 million and $233.6 million of consumer real estate loans during the fourth quarters of 2014 and 2013, and the third quarter of 2014, respectively, resulting in net gains in the same respective periods. Included in consumer real estate loans sold (servicing released) for the fourth quarter of 2014 is $405.9 million related to the portfolio sale of consumer real estate loans, primarily troubled debt restructuring (“TDR”) loans. These loans were transferred to held for sale during the quarter, net of a previously established provision for credit losses of $77.0 million, written down to fair value through an $18.3 million charge to provision for credit losses and sold at a loss of $4.8 million.

•     Servicing fee income was $6.4 million on $3.4 billion of period-end loans and leases serviced for others during the fourth quarter of 2014, compared to $3.9 million on $2.0 billion of period-end loans and leases serviced for others during the fourth quarter of 2013, and $5.9 million on $3.1 billion of period-end loans and leases serviced for others during the third quarter of 2014.

-more-

Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
(Dollars in thousands)	4Q 2014	3Q 2014	4Q 2013	4Q14 vs 3Q14	4Q14 vs 4Q13	YTD 2014	YTD 2013	Percent Change
Period-End:
Consumer real estate:
First mortgage lien	$3,139,152	$3,444,581	$3,766,421	(8.9)%	(16.7)%
Junior lien	2,543,212	2,526,486	2,572,905	0.7	(1.2)
Total consumer real estate	5,682,364	5,971,067	6,339,326	(4.8)	(10.4)
Commercial	3,157,665	3,159,766	3,148,352	(0.1)	0.3
Leasing and equipment finance	3,745,322	3,632,793	3,428,755	3.1	9.2
Inventory finance	1,877,090	1,836,538	1,664,377	2.2	12.8
Auto finance	1,915,061	1,749,411	1,239,386	9.5	54.5
Other	24,144	24,003	26,743	0.6	(9.7)
Total	$16,401,646	$16,373,578	$15,846,939	0.2	3.5

Average:
Consumer real estate:
First mortgage lien	$3,447,447	$3,498,068	$3,814,365	(1.4)%	(9.6)%	$3,567,088	$3,995,727	(10.7)%
Junior lien	2,611,709	2,607,811	2,597,817	0.1	0.5	2,581,464	2,454,223	5.2
Total consumer real estate	6,059,156	6,105,879	6,412,182	(0.8)	(5.5)	6,148,552	6,449,950	(4.7)
Commercial	3,143,614	3,144,135	3,088,524	—	1.8	3,135,367	3,262,746	(3.9)
Leasing and equipment finance	3,611,557	3,575,698	3,342,182	1.0	8.1	3,531,256	3,260,425	8.3
Inventory finance	1,891,504	1,806,271	1,734,286	4.7	9.1	1,888,080	1,723,253	9.6
Auto finance	1,817,024	1,603,392	1,157,586	13.3	57.0	1,567,904	907,571	72.8
Other	11,396	11,599	13,369	(1.8)	(14.8)	12,071	13,088	(7.8)
Total	$16,534,251	$16,246,974	$15,748,129	1.8	5.0	$16,283,230	$15,617,033	4.3

•     Period-end loans and leases were $16.4 billion at December 31, 2014, an increase of $0.6 billion, or 3.5 percent, compared with December 31, 2013 and an increase of $28.1 million, or 0.2 percent, compared with September 30, 2014. Average loans and leases were $16.5 billion for the fourth quarter of 2014, an increase of $0.8 billion, or 5.0 percent, compared with the fourth quarter of 2013 and an increase of $0.3 billion, or 1.8 percent, compared with the third quarter of 2014.

The increases in period-end loans and leases and average loans and leases from both periods were primarily due to increases in auto finance, leasing and equipment finance and inventory finance, partially offset by a decrease in consumer real estate loans as a result of the portfolio loan sale in December 2014. Excluding the $405.9 million TDR loan sale, period-end loans and leases and average loans and leases increased 6.1 percent and 5.2 percent, respectively, compared with December 31, 2013, and increased 2.7 percent and 2.0 percent, respectively, compared with September 30, 2014. The auto finance business continues to expand its number of active dealers and sales force, driving increased originations and higher period-end and average loan balances in spite of increasing loan sales. Leasing and equipment finance and inventory finance balances increased from both periods due to originations exceeding runoff.

-more-

•     Loan and lease originations were $3.5 billion for the fourth quarter of 2014, an increase of $0.4 billion, or 12.6 percent, compared with the fourth quarter of 2013 and basically flat, compared with the third quarter of 2014. The increase from the fourth quarter of 2013 was primarily due to the continued growth in auto finance, as well as an increase in inventory finance and consumer real estate originations.

•     Period-end and average loan and lease balances were reduced by $613.7 million of consumer real estate loan sales and $367.0 million of auto finance loan sales during the fourth quarter of 2014.

Credit Quality

Credit Trends							Table 4
						Percent Change
(Dollars in thousands)	4Q	3Q	2Q	1Q	4Q	4Q14 vs	4Q14 vs
	2014	2014	2014	2014	2013	3Q14	4Q13
Non-accrual loans and leases and other real estate owned	$282,384	$342,725	$325,374	$330,127	$345,896	(17.6)%	(18.4)%
Over 60-day delinquencies (1)	22,348	27,019	28,094	30,638	30,194	(17.3)	(26.0)
Net charge-offs	16,623	26,937	18,355	17,416	30,096	(38.3)	(44.8)
Provision for credit losses	55,597	15,739	9,909	14,492	22,792	N.M.	N.M.

N.M. Not Meaningful.
(1) Excludes acquired portfolios and non-accrual loans and leases.

•     Non-accrual loans and leases and other real estate owned totaled $282.4 million at December 31, 2014, a decrease of $63.5 million, or 18.4 percent, from December 31, 2013, and a decrease of $60.3 million, or 17.6 percent, from September 30, 2014. The decrease from December 31, 2013 was primarily due to the $405.9 million TDR loan sale, which included $40.1 million of non-accrual TDR loans, and improving credit quality trends and continued efforts to actively work out problem loans in the commercial portfolio. The decrease from September 30, 2014 was also driven primarily by the portfolio loan sale, as well as the payoff of a large loan in the commercial portfolio.

•     The over 60-day delinquency rate, excluding acquired portfolios and non-accrual loans and leases, was 0.14 percent at December 31, 2014, down from 0.19 percent at December 31, 2013, and down from 0.17 percent at September 30, 2014. The decrease from December 31, 2013 was primarily a result of the stabilization of the consumer real estate portfolio as economic conditions improved in our markets. The decrease from September 30, 2014 was primarily the result of improving credit quality in the commercial portfolio.

•     Net charge-offs were $16.6 million for the fourth quarter of 2014, a decrease of $13.5 million, or 44.8 percent, from the fourth quarter of 2013, and a decrease of $10.3 million, or 38.3 percent, from the third quarter of 2014. The decrease from the fourth quarter of 2013 was primarily due to improved credit quality in both the commercial and consumer real estate loan portfolios. The decrease from the third quarter of 2014 was primarily due to the improved credit quality in the consumer real estate loan portfolio.

-more-

•     Provision for credit losses was $55.6 million for the fourth quarter of 2014, an increase of $32.8 million from the fourth quarter of 2013, and an increase of $39.9 million from the third quarter of 2014. The increases from both periods were primarily a result of the portfolio loan sale which increased the provision by $18.3 million. Additionally, the TDR loan sale provided market information that was utilized during the quarter to evaluate the adequacy of the allowance for loan and lease losses related to the remaining portfolio and along with our continued conservative approach on credit, resulted in additional provision of $21.8 million.

Deposits

Average Deposits								Table 5
				Percent Change
(Dollars in thousands)	4Q	3Q	4Q	4Q14 vs	4Q14 vs	YTD	YTD	Percent
	2014	2014	2013	3Q14	4Q13	2014	2013	Change

Checking	$5,109,465	$5,077,753	$4,904,125	0.6%	4.2%	$5,075,759	$4,851,952	4.6%
Savings	5,289,435	5,524,409	6,217,662	(4.3)	(14.9)	5,713,389	6,168,768	(7.4)
Money market	1,869,350	1,527,820	845,562	22.4	121.1	1,312,483	818,814	60.3
Subtotal	12,268,250	12,129,982	11,967,349	1.1	2.5	12,101,631	11,839,534	2.2
Certificates of deposit	3,041,722	3,028,259	2,392,896	0.4	27.1	2,840,922	2,369,992	19.9
Total average deposits	$15,309,972	$15,158,241	$14,360,245	1.0	6.6	$14,942,553	$14,209,526	5.2

Average interest rate on deposits (1)	0.28%	0.28%	0.23%			0.26%	0.26%

(1) Annualized.

•     Total average deposits for the fourth quarter of 2014 increased $0.9 billion, or 6.6 percent, from the fourth quarter of 2013 and increased $0.2 billion, or 1.0 percent, from the third quarter of 2014. The increases from both periods were primarily due to special campaigns for money market accounts and certificates of deposit, partially offset by a reduction in savings account balances.

•     The average interest rate on deposits for the fourth quarter of 2014 was 0.28 percent, up 5 basis points from the fourth quarter of 2013, and flat compared to the third quarter of 2014. The increase from the fourth quarter of 2013 was primarily due to promotions for money market accounts in select markets during the quarter.

-more-

Non-interest Expense

Non-interest Expense								Table 6
				Percent Change
(Dollars in thousands)	4Q	3Q	4Q	4Q14 vs	4Q14 vs	YTD	YTD	Percent
	2014	2014	2013	3Q14	4Q13	2014	2013	Change
Compensation and employee benefits	$115,796	$112,393	$108,589	3.0%	6.6%	$452,942	$429,188	5.5%
Occupancy and equipment	35,747	34,121	35,504	4.8	0.7	139,023	134,694	3.2
FDIC insurance	2,643	7,292	7,892	(63.8)	(66.5)	25,123	32,066	(21.7)
Operating lease depreciation	6,878	7,434	6,009	(7.5)	14.5	27,152	24,500	10.8
Advertising and marketing	5,146	5,656	3,754	(9.0)	37.1	22,943	21,477	6.8
Other	48,063	47,888	44,162	0.4	8.8	179,904	167,777	7.2
Subtotal	214,273	214,784	205,910	(0.2)	4.1	847,087	809,702	4.6

Branch realignment	—	—	8,869	—	(100.0)	—	8,869	(100.0)
Foreclosed real estate and repossessed assets, net	7,441	5,315	6,066	40.0	22.7	24,567	27,950	(12.1)
Other credit costs, net	44	(411)	(376)	N.M.	N.M.	123	(1,252)	N.M.
Total non-interest expense	$221,758	$219,688	$220,469	0.9	0.6	$871,777	$845,269	3.1

N.M. Not Meaningful.

•                   Compensation and employee benefits expense increased $7.2 million, or 6.6 percent, from the fourth quarter of 2013 and increased $3.4 million, or 3.0 percent, from the third quarter of 2014. The increases from both periods were primarily due to the annual pension plan valuation adjustment resulting from a reduction to the discount rate and a lower actual return on plan assets. The increase from the fourth quarter of 2013 was also impacted by increased staff levels to support the growth of auto finance and risk management.

•                   FDIC insurance expense decreased $5.2 million, or 66.5 percent, from the fourth quarter of 2013 and decreased $4.6 million, or 63.8 percent, from the third quarter of 2014. The decreases from both periods were due to a lower assessment rate primarily as a result of the sale of the TDR loans, overall improving credit metrics and a non-recurring assessment rate catch-up.

•                   Foreclosed real estate and repossessed assets, net expense increased $1.4 million, or 22.7 percent, from the fourth quarter of 2013 and increased $2.1 million, or 40.0 percent, compared to the third quarter of 2014. The increases from both periods were primarily due to an increase in valuation reductions for consumer real estate and commercial properties, partially offset by increased gains on the sales of foreclosed commercial properties.

-more-

Capital

Capital Information				Table 7
At period end
(Dollars in thousands, except per-share data)	4Q 2014		4Q 2013
Total equity	$2,135,364		$1,964,759
Book value per common share	$11.10		$10.23
Tangible book value per common share (1)	$9.72		$8.83
Tangible common equity to tangible assets (1)	8.50%		8.03%
Capital accumulation rate (2)	10.36%		9.72%
Tier 1 risk-based capital (3)	$1,919,887	11.76%	$1,763,682	11.41%
Total risk-based capital (3)	2,209,999	13.54	2,107,981	13.64
Tier 1 leverage capital (3)	1,919,887	10.07	1,763,682	9.71
Tier 1 common capital (1)	1,642,932	10.07	1,488,651	9.63

(1) See “Reconciliation of GAAP to Non-GAAP Financial Measures” table.

(2) Calculated as the change in year-to-date Tier 1 common capital as a percentage of prior year end Tier 1 common capital.

(3) The Company’s capital ratios continue to be in excess of “well-capitalized” regulatory benchmarks.

•                   Maintained strong capital ratios as the Company accumulates capital through earnings.

•                   On January 23, 2015, TCF’s Board of Directors declared a regular quarterly cash dividend of 5 cents per common share, payable on March 2, 2015, to stockholders of record at the close of business on February 13, 2015. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on March 2, 2015, to stockholders of record at the close of business on February 13, 2015.

-more-

Webcast Information

A live webcast of TCF’s conference call to discuss the fourth quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on January 29, 2015 at 9:00 a.m. CST. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of December 31, 2014, TCF had $19.4 billion in total assets and 379 branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona, South Dakota and Indiana, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing, equipment finance, and auto finance business in all 50 states and commercial inventory finance business in the U.S. and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

-more-

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act

Any statements contained in this earnings release regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF’s loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

-more-

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF’s deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, use by municipalities of eminent domain on property securing troubled residential mortgage loans, or imposition of underwriting or other limitations that impact the ability to offer certain variable-rate products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF’s fee revenue; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF’s ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Branching Risk; Growth Risks. Adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF’s balance sheet through programs or new opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, including the failure to develop and maintain technology necessary to satisfy customer demands.

Litigation Risks. Results of litigation or government enforcement actions, including class action litigation or enforcement actions concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices; and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended December 31,		Change
	2014	2013	$	%
Interest income:
Loans and leases	$205,507	$204,042	$1,465	0.7%
Securities available for sale	3,053	4,194	(1,141)	(27.2)
Securities held to maturity	1,429	94	1,335	N.M.
Investments and other	9,819	7,599	2,220	29.2
Total interest income	219,808	215,929	3,879	1.8
Interest expense:
Deposits	10,760	8,428	2,332	27.7
Borrowings	4,974	5,639	(665)	(11.8)
Total interest expense	15,734	14,067	1,667	11.9
Net interest income	204,074	201,862	2,212	1.1
Provision for credit losses	55,597	22,792	32,805	143.9
Net interest income after provision for credit losses	148,477	179,070	(30,593)	(17.1)
Non-interest income:
Fees and service charges	39,477	43,254	(3,777)	(8.7)
Card revenue	12,830	13,066	(236)	(1.8)
ATM revenue	5,249	5,382	(133)	(2.5)
Subtotal	57,556	61,702	(4,146)	(6.7)
Gains on sales of auto loans, net	12,962	7,278	5,684	78.1
Gains on sales of consumer real estate loans, net	6,175	5,345	830	15.5
Servicing fee income	6,365	3,903	2,462	63.1
Subtotal	25,502	16,526	8,976	54.3
Leasing and equipment finance	24,367	23,328	1,039	4.5
Other	2,363	2,812	(449)	(16.0)
Fees and other revenue	109,788	104,368	5,420	5.2
Gains (losses) on securities, net	(20)	1,044	(1,064)	N.M.
Total non-interest income	109,768	105,412	4,356	4.1
Non-interest expense:
Compensation and employee benefits	115,796	108,589	7,207	6.6
Occupancy and equipment	35,747	35,504	243	0.7
FDIC insurance	2,643	7,892	(5,249)	(66.5)
Operating lease depreciation	6,878	6,009	869	14.5
Advertising and marketing	5,146	3,754	1,392	37.1
Other	48,063	44,162	3,901	8.8
Subtotal	214,273	205,910	8,363	4.1
Branch realignment	—	8,869	(8,869)	(100.0)
Foreclosed real estate and repossessed assets, net	7,441	6,066	1,375	22.7
Other credit costs, net	44	(376)	420	N.M.
Total non-interest expense	221,758	220,469	1,289	0.6
Income before income tax expense	36,487	64,013	(27,526)	(43.0)
Income tax expense	11,011	22,791	(11,780)	(51.7)
Income after income tax expense	25,476	41,222	(15,746)	(38.2)
Income attributable to non-controlling interest	1,488	1,227	261	21.3
Net income attributable to TCF Financial Corporation	23,988	39,995	(16,007)	(40.0)
Preferred stock dividends	4,847	4,847	—	—
Net income available to common stockholders	$19,141	$35,148	$(16,007)	(45.5)

Net income per common share:
Basic	$0.12	$0.22	$(0.10)	(45.5)%
Diluted	0.12	0.22	(0.10)	(45.5)

Dividends declared per common share	$0.05	$0.05	$—	—%

Average common and common equivalent shares outstanding (in thousands):
Basic	164,384	161,544	2,840	1.8%
Diluted	164,869	162,625	2,244	1.4

N.M. Not Meaningful.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Year Ended December 31,		Change
	2014	2013	$	%
Interest income:
Loans and leases	$820,436	$819,501	$935	0.1%
Securities available for sale	11,994	18,074	(6,080)	(33.6)
Securities held to maturity	5,281	277	5,004	N.M.
Investments and other	36,518	26,688	9,830	36.8
Total interest income	874,229	864,540	9,689	1.1
Interest expense:
Deposits	38,385	36,604	1,781	4.9
Borrowings	20,215	25,312	(5,097)	(20.1)
Total interest expense	58,600	61,916	(3,316)	(5.4)
Net interest income	815,629	802,624	13,005	1.6
Provision for credit losses	95,737	118,368	(22,631)	(19.1)
Net interest income after provision for credit losses	719,892	684,256	35,636	5.2
Non-interest income:
Fees and service charges	154,386	166,606	(12,220)	(7.3)
Card revenue	51,323	51,920	(597)	(1.1)
ATM revenue	22,225	22,656	(431)	(1.9)
Subtotal	227,934	241,182	(13,248)	(5.5)
Gains on sales of auto loans, net	43,565	29,699	13,866	46.7
Gains on sales of consumer real estate loans, net	34,794	21,692	13,102	60.4
Servicing fee income	21,444	13,406	8,038	60.0
Subtotal	99,803	64,797	35,006	54.0
Leasing and equipment finance	93,799	90,919	2,880	3.2
Other	10,704	6,196	4,508	72.8
Fees and other revenue	432,240	403,094	29,146	7.2
Gains (losses) on securities, net	1,027	964	63	6.5
Total non-interest income	433,267	404,058	29,209	7.2
Non-interest expense:
Compensation and employee benefits	452,942	429,188	23,754	5.5
Occupancy and equipment	139,023	134,694	4,329	3.2
FDIC insurance	25,123	32,066	(6,943)	(21.7)
Operating lease depreciation	27,152	24,500	2,652	10.8
Advertising and marketing	22,943	21,477	1,466	6.8
Other	179,904	167,777	12,127	7.2
Subtotal	847,087	809,702	37,385	4.6
Branch realignment	—	8,869	(8,869)	(100.0)
Foreclosed real estate and repossessed assets, net	24,567	27,950	(3,383)	(12.1)
Other credit costs, net	123	(1,252)	1,375	N.M.
Total non-interest expense	871,777	845,269	26,508	3.1
Income before income tax expense	281,382	243,045	38,337	15.8
Income tax expense	99,766	84,345	15,421	18.3
Income after income tax expense	181,616	158,700	22,916	14.4
Income attributable to non-controlling interest	7,429	7,032	397	5.6
Net income attributable to TCF Financial Corporation	174,187	151,668	22,519	14.8
Preferred stock dividends	19,388	19,065	323	1.7
Net income available to common stockholders	$154,799	$132,603	$22,196	16.7

Net income per common share:
Basic	$0.95	$0.82	$0.13	15.9%
Diluted	0.94	0.82	0.12	14.6

Dividends declared per common share	$0.20	$0.20	$—	—%

Average common and common equivalent shares outstanding (in thousands):
Basic	163,581	161,016	2,565	1.6%
Diluted	164,085	161,927	2,158	1.3

N.M. Not Meaningful.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Change
	2014	2013	$	%
Net income attributable to TCF Financial Corporation	$23,988	$39,995	$(16,007)	(40.0)%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	9,419	(13,778)	23,197	N.M.
Reclassification of net (gains) losses to net income	299	(860)	1,159	N.M.
Net investment hedges:
Unrealized gains (losses) arising during the period	1,449	861	588	68.3
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	(1,661)	(999)	(662)	(66.3)
Recognized postretirement prior service cost and transition obligation:
Net actuarial gains (losses) arising during the period	(12)	(11)	(1)	(9.1)
Income tax (expense) benefit	(4,188)	5,172	(9,360)	N.M.
Total other comprehensive income (loss)	5,306	(9,615)	14,921	N.M.
Comprehensive income	$29,294	$30,380	$(1,086)	(3.6)

	Year Ended December 31,		Change
	2014	2013	$	%
Net income attributable to TCF Financial Corporation	$174,187	$151,668	$22,519	14.8%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	29,071	(61,177)	90,248	N.M.
Reclassification of net (gains) losses to net income	(76)	(860)	784	91.2
Net investment hedges:
Unrealized gains (losses) arising during the period	3,126	1,625	1,501	92.4
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	(3,704)	(1,979)	(1,725)	(87.2)
Recognized postretirement prior service cost and transition obligation:
Net actuarial gains (losses) arising during the period	(47)	(46)	(1)	(2.2)
Income tax (expense) benefit	(12,067)	22,781	(34,848)	N.M.
Total other comprehensive income (loss)	16,303	(39,656)	55,959	N.M.
Comprehensive income	$190,490	$112,012	$78,478	70.1

N.M. Not Meaningful.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At Dec. 31,		Change
	2014	2013	$	%
ASSETS:
Cash and due from banks	$1,115,250	$915,076	$200,174	21.9%
Investments	85,492	94,326	(8,834)	(9.4)
Securities held to maturity	214,454	19,912	194,542	N.M.
Securities available for sale	463,294	551,064	(87,770)	(15.9)
Loans and leases held for sale	132,266	79,768	52,498	65.8
Loans and leases:
Consumer real estate:
First mortgage lien	3,139,152	3,766,421	(627,269)	(16.7)
Junior lien	2,543,212	2,572,905	(29,693)	(1.2)
Total consumer real estate	5,682,364	6,339,326	(656,962)	(10.4)
Commercial	3,157,665	3,148,352	9,313	0.3
Leasing and equipment finance	3,745,322	3,428,755	316,567	9.2
Inventory finance	1,877,090	1,664,377	212,713	12.8
Auto finance	1,915,061	1,239,386	675,675	54.5
Other	24,144	26,743	(2,599)	(9.7)
Total loans and leases	16,401,646	15,846,939	554,707	3.5
Allowance for loan and lease losses	(164,169)	(252,230)	88,061	34.9
Net loans and leases	16,237,477	15,594,709	642,768	4.1
Premises and equipment, net	436,361	437,602	(1,241)	(0.3)
Goodwill	225,640	225,640	—	—
Other assets	484,377	461,743	22,634	4.9
Total assets	$19,394,611	$18,379,840	$1,014,771	5.5

LIABILITIES AND EQUITY:
Deposits:
Checking	$5,195,243	$4,980,451	$214,792	4.3
Savings	5,212,320	6,194,003	(981,683)	(15.8)
Money market	1,993,130	831,910	1,161,220	139.6
Subtotal	12,400,693	12,006,364	394,329	3.3
Certificates of deposit	3,049,189	2,426,412	622,777	25.7
Total deposits	15,449,882	14,432,776	1,017,106	7.0
Short-term borrowings	4,425	4,918	(493)	(10.0)
Long-term borrowings	1,232,065	1,483,325	(251,260)	(16.9)
Total borrowings	1,236,490	1,488,243	(251,753)	(16.9)
Accrued expenses and other liabilities	572,875	494,062	78,813	16.0
Total liabilities	17,259,247	16,415,081	844,166	5.1
Equity:
Preferred stock, par value $0.01 per share, 30,000,000 shares authorized; 4,006,900 shares issued	263,240	263,240	—	—
Common stock, par value $0.01 per share, 280,000,000 shares authorized; 167,503,568 and 165,164,861 shares issued, respectively	1,675	1,652	23	1.4
Additional paid-in capital	817,130	779,641	37,489	4.8
Retained earnings, subject to certain restrictions	1,099,914	977,846	122,068	12.5
Accumulated other comprehensive income (loss)	(10,910)	(27,213)	16,303	59.9
Treasury stock at cost, 42,566 shares, and other	(49,400)	(42,198)	(7,202)	(17.1)
Total TCF Financial Corporation stockholders’ equity	2,121,649	1,952,968	168,681	8.6
Non-controlling interest in subsidiaries	13,715	11,791	1,924	16.3
Total equity	2,135,364	1,964,759	170,605	8.7
Total liabilities and equity	$19,394,611	$18,379,840	$1,014,771	5.5

N.M. Not Meaningful.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2014	2014	2014	2014	2013	2014		2013
Delinquency Data - Principal Balances (1)
60 days or more:
Consumer real estate:
First mortgage lien	$13,370	$14,582	$20,678	$20,051	$20,894	$(1,212)		$(7,524)
Junior lien	2,091	2,554	2,415	4,049	3,532	(463)		(1,441)
Total consumer real estate	15,461	17,136	23,093	24,100	24,426	(1,675)		(8,965)
Commercial	—	4,117	—	1,905	1,430	(4,117)		(1,430)
Leasing and equipment finance	2,549	2,045	2,642	2,864	2,401	504		148
Inventory finance	75	110	204	212	50	(35)		25
Auto finance	4,263	3,606	2,152	1,554	1,877	657		2,386
Other	—	5	3	3	10	(5)		(10)
Subtotal	22,348	27,019	28,094	30,638	30,194	(4,671)		(7,846)
Acquired portfolios	88	165	251	240	458	(77)		(370)
Total delinquencies	$22,436	$27,184	$28,345	$30,878	$30,652	$(4,748)		$(8,216)

Delinquency Data - % of Portfolio (1)
60 days or more:
Consumer real estate:
First mortgage lien	0.45%	0.45%	0.61%	0.57%	0.58%	—	bps	(13)	bps
Junior lien	0.08	0.10	0.10	0.17	0.14	(2)		(6)
Total consumer real estate	0.28	0.30	0.40	0.41	0.40	(2)		(12)
Commercial	—	0.13	—	0.06	0.05	(13)		(5)
Leasing and equipment finance	0.07	0.06	0.08	0.08	0.07	1		—
Inventory finance	—	0.01	0.01	0.01	—	(1)		—
Auto finance	0.22	0.21	0.14	0.11	0.15	1		7
Other	—	0.02	0.01	0.01	0.04	(2)		(4)
Subtotal	0.14	0.17	0.18	0.19	0.19	(3)		(5)
Acquired portfolios	0.03	2.27	2.26	1.38	1.64	(224)		(161)
Total delinquencies	0.14	0.17	0.18	0.19	0.20	(3)		(6)

(1) Excludes non-accrual loans and leases.

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2014	2014	2014	2014	2013	2014	2013
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate:
First mortgage lien	$137,790	$179,062	$172,256	$176,841	$180,811	$(41,272)	$(43,021)
Junior lien	35,481	38,434	38,146	39,222	38,222	(2,953)	(2,741)
Total consumer real estate	173,271	217,496	210,402	216,063	219,033	(44,225)	(45,762)
Commercial	25,035	38,541	30,051	35,209	40,539	(13,506)	(15,504)
Leasing and equipment finance	12,670	13,517	16,093	13,908	14,041	(847)	(1,371)
Inventory finance	2,082	2,921	1,988	307	2,529	(839)	(447)
Auto finance	3,676	2,408	1,468	856	470	1,268	3,206
Other	—	228	292	336	410	(228)	(410)
Total non-accrual loans and leases	$216,734	$275,111	$260,294	$266,679	$277,022	$(58,377)	$(60,288)

Non-accrual loans and leases - rollforward:
Balance, beginning of period	$275,111	$260,294	$266,679	$277,022	$282,873	$14,817	$(7,762)
Additions	44,626	83,597	61,242	54,432	71,513	(38,971)	(26,887)
Charge-offs	(14,456)	(24,430)	(15,135)	(15,323)	(25,195)	9,974	10,739
Transfers to other assets	(18,471)	(17,404)	(17,994)	(15,609)	(23,085)	(1,067)	4,614
Return to accrual status	(8,280)	(12,966)	(18,224)	(16,334)	(13,085)	4,686	4,805
Payments received	(21,859)	(13,459)	(14,910)	(17,925)	(13,331)	(8,400)	(8,528)
Sales	(40,354)	—	(1,900)	—	(3,602)	(40,354)	(36,752)
Other, net	417	(521)	536	416	934	938	(517)
Balance, end of period	$216,734	$275,111	$260,294	$266,679	$277,022	$(58,377)	$(60,288)

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2014	2014	2014	2014	2013	2014	2013
Other Real Estate Owned
Other real estate owned:
Consumer real estate	$44,932	$44,532	$42,745	$43,149	$47,637	$400	$(2,705)
Commercial real estate	20,718	23,082	22,335	20,299	21,237	(2,364)	(519)
Total other real estate owned	$65,650	$67,614	$65,080	$63,448	$68,874	$(1,964)	$(3,224)

Other real estate owned - rollforward:
Balance, beginning of period	$67,614	$65,080	$63,448	$68,874	$65,579	$2,534	$2,035
Transferred in	18,220	14,854	15,751	14,160	21,045	3,366	(2,825)
Sales	(13,766)	(11,943)	(15,998)	(17,526)	(15,939)	(1,823)	2,173
Writedowns	(5,753)	(2,750)	(2,782)	(3,147)	(3,496)	(3,003)	(2,257)
Other, net	(665)	2,373	4,661	1,087	1,685	(3,038)	(2,350)
Balance, end of period	$65,650	$67,614	$65,080	$63,448	$68,874	$(1,964)	$(3,224)

Ending number of properties: (1)
Consumer real estate	423	396	396	411	479	27	(56)
Commercial real estate	14	15	14	16	18	(1)	(4)
Total	437	411	410	427	497	26	(60)

(1) Includes properties owned and foreclosed properties subject to redemption.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At December 31,		At September 30,		At December 31,
	2014		2014		2013		Change from
		% of		% of		% of	Sep. 30,		Dec. 31,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2014		2013
Consumer real estate	$85,361	1.50%	$145,125	2.43%	$176,030	2.78%	(93)	bps	(128)	bps
Commercial	31,367	0.99	33,290	1.05	37,467	1.19	(6)		(20)
Leasing and equipment finance	18,446	0.49	17,600	0.48	18,733	0.55	1		(6)
Inventory finance	10,020	0.53	9,556	0.52	8,592	0.52	1		1
Auto finance	18,230	0.95	16,308	0.93	10,623	0.86	2		9
Other	745	3.09	779	3.25	785	2.94	(16)		15
Total	$164,169	1.00	$222,658	1.36	$252,230	1.59	(36)		(59)

Net Charge-Offs

						Change from
	Quarter Ended					Quarter Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2014	2014	2014	2014	2013	2014	2013
Consumer real estate:
First mortgage lien	$6,932	$18,344	$7,165	$9,678	$10,546	$(11,412)	$(3,614)
Junior lien	3,007	3,816	4,292	3,025	5,901	(809)	(2,894)
Total consumer real estate	9,939	22,160	11,457	12,703	16,447	(12,221)	(6,508)
Commercial	927	(144)	3,477	1,510	9,363	1,071	(8,436)
Leasing and equipment finance	696	1,193	973	749	1,197	(497)	(501)
Inventory finance	590	264	107	(134)	341	326	249
Auto finance	3,792	2,464	1,833	2,276	1,975	1,328	1,817
Other	679	1,000	508	312	773	(321)	(94)
Total	$16,623	$26,937	$18,355	$17,416	$30,096	$(10,314)	$(13,473)

Net Charge-Offs as a Percentage of Average Loans and Leases

						Change from
	Quarter Ended (1)					Quarter Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2014	2014	2014	2014	2013	2014		2013
Consumer real estate:
First mortgage lien	0.80%	2.10%	0.79%	1.04%	1.11%	(130)	bps	(31)	bps
Junior lien	0.46	0.59	0.69	0.46	0.91	(13)		(45)
Total consumer real estate	0.66	1.45	0.75	0.80	1.03	(79)		(37)
Commercial	0.12	(0.02)	0.44	0.19	1.21	14		(109)
Leasing and equipment finance	0.08	0.13	0.11	0.09	0.14	(5)		(6)
Inventory finance	0.12	0.06	0.02	(0.03)	0.08	6		4
Auto finance	0.83	0.61	0.48	0.69	0.68	22		15
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	0.40	0.66	0.45	0.43	0.76	(26)		(36)

N.M. Not Meaningful.

(1) Annualized.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,
	2014			2013
	Average		Yields and	Average		Yields and
	Balance	Interest (1)	Rates (1) (2)	Balance	Interest (1)	Rates (1) (2)
ASSETS:
Investments and other	$611,286	$3,551	2.31%	$663,572	$4,056	2.43%
Securities held to maturity	215,039	1,429	2.66	10,178	94	3.66
Securities available for sale (3)	465,676	3,053	2.62	625,240	4,194	2.68
Loans and leases held for sale	297,474	6,268	8.36	193,164	3,543	7.28
Loans and leases:
Consumer real estate:
Fixed-rate	3,257,428	46,848	5.71	3,584,072	51,736	5.73
Variable-rate	2,801,728	36,302	5.14	2,828,110	36,578	5.13
Total consumer real estate	6,059,156	83,150	5.45	6,412,182	88,314	5.46
Commercial:
Fixed-rate	1,362,306	16,883	4.92	1,592,418	20,713	5.16
Variable- and adjustable-rate	1,781,308	17,334	3.86	1,496,106	15,520	4.12
Total commercial	3,143,614	34,217	4.32	3,088,524	36,233	4.65
Leasing and equipment finance	3,611,557	42,789	4.74	3,342,182	40,851	4.89
Inventory finance	1,891,504	26,515	5.56	1,734,286	25,559	5.85
Auto finance	1,817,024	19,437	4.24	1,157,586	13,542	4.64
Other	11,396	228	7.93	13,369	263	7.78
Total loans and leases (4)	16,534,251	206,336	4.96	15,748,129	204,762	5.17
Total interest-earning assets	18,123,726	220,637	4.84	17,240,283	216,649	4.99
Other assets (5)	1,132,112			1,074,655
Total assets	$19,255,838			$18,314,938
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,528,579			$1,430,998
Small business	842,004			812,394
Commercial and custodial	455,086			377,568
Total non-interest bearing deposits	2,825,669			2,620,960
Interest-bearing deposits:
Checking	2,301,035	163	0.03	2,303,416	261	0.05
Savings	5,272,196	1,320	0.10	6,197,411	2,704	0.17
Money market	1,869,350	3,071	0.65	845,562	626	0.29
Subtotal	9,442,581	4,554	0.19	9,346,389	3,591	0.15
Certificates of deposit	3,041,722	6,206	0.81	2,392,896	4,837	0.80
Total interest-bearing deposits	12,484,303	10,760	0.34	11,739,285	8,428	0.28
Total deposits	15,309,972	10,760	0.28	14,360,245	8,428	0.23
Borrowings:
Short-term borrowings	9,383	13	0.56	8,333	19	0.96
Long-term borrowings	1,326,591	4,961	1.49	1,486,189	5,620	1.51
Total borrowings	1,335,974	4,974	1.49	1,494,522	5,639	1.50
Total interest-bearing liabilities	13,820,277	15,734	0.45	13,233,807	14,067	0.42
Total deposits and borrowings	16,645,946	15,734	0.38	15,854,767	14,067	0.35
Other liabilities	485,655			508,253
Total liabilities	17,131,601			16,363,020
Total TCF Financial Corp. stockholders’ equity	2,109,402			1,938,646
Non-controlling interest in subsidiaries	14,835			13,272
Total equity	2,124,237			1,951,918
Total liabilities and equity	$19,255,838			$18,314,938
Net interest income and margin		$204,903	4.49		$202,582	4.67

(1) Interest and yields are presented on a fully tax-equivalent basis.

(2) Annualized

(3) Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4) Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(5) Includes operating leases.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2014			2013
	Average		Yields and	Average		Yields and
	Balance	Interest (1)	Rates (1) (2)	Balance	Interest (1)	Rates (1) (2)
ASSETS:
Investments and other	$586,803	$15,390	2.62%	$768,180	$15,041	1.96%
Securities held to maturity	197,943	5,281	2.67	6,737	277	4.11
Securities available for sale (3)	447,016	11,994	2.68	648,630	18,074	2.79
Loans and leases held for sale	259,186	21,128	8.15	155,337	11,647	7.50
Loans and leases:
Consumer real estate:
Fixed-rate	3,359,670	190,973	5.68	3,746,029	217,891	5.82
Variable-rate	2,788,882	143,431	5.14	2,703,921	138,192	5.11
Total consumer real estate	6,148,552	334,404	5.44	6,449,950	356,083	5.52
Commercial:
Fixed-rate	1,469,579	73,752	5.02	1,771,959	93,760	5.29
Variable- and adjustable-rate	1,665,788	66,450	3.99	1,490,787	61,752	4.14
Total commercial	3,135,367	140,202	4.47	3,262,746	155,512	4.77
Leasing and equipment finance	3,531,256	166,974	4.73	3,260,425	162,035	4.97
Inventory finance	1,888,080	112,603	5.96	1,723,253	103,844	6.03
Auto finance	1,567,904	68,595	4.37	907,571	43,921	4.84
Other	12,071	931	7.71	13,088	1,060	8.10
Total loans and leases (4)	16,283,230	823,709	5.06	15,617,033	822,455	5.27
Total interest-earning assets	17,774,178	877,502	4.94	17,195,917	867,494	5.04
Other assets (5)	1,124,226			1,092,681
Total assets	$18,898,404			$18,288,598
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,546,453			$1,442,356
Small business	806,649			771,827
Commercial and custodial	413,893			345,713
Total non-interest bearing deposits	2,766,995			2,559,896
Interest-bearing deposits:
Checking	2,328,402	921	0.04	2,313,794	1,485	0.06
Savings	5,693,751	8,343	0.15	6,147,030	12,437	0.20
Money market	1,312,483	7,032	0.54	818,814	2,391	0.29
Subtotal	9,334,636	16,296	0.17	9,279,638	16,313	0.18
Certificates of deposit	2,840,922	22,089	0.78	2,369,992	20,291	0.86
Total interest-bearing deposits	12,175,558	38,385	0.32	11,649,630	36,604	0.31
Total deposits	14,942,553	38,385	0.26	14,209,526	36,604	0.26
Borrowings:
Short-term borrowings	83,673	261	0.31	7,685	46	0.60
Long-term borrowings	1,311,176	19,954	1.52	1,724,002	25,266	1.46
Total borrowings	1,394,849	20,215	1.45	1,731,687	25,312	1.46
Total interest-bearing liabilities	13,570,407	58,600	0.43	13,381,317	61,916	0.46
Total deposits and borrowings	16,337,402	58,600	0.36	15,941,213	61,916	0.39
Other liabilities	502,560			434,763
Total liabilities	16,839,962			16,375,976
Total TCF Financial Corp. stockholders’ equity	2,041,428			1,896,131
Non-controlling interest in subsidiaries	17,014			16,491
Total equity	2,058,442			1,912,622
Total liabilities and equity	$18,898,404			$18,288,598
Net interest income and margin		$818,902	4.61		$805,578	4.68

(1) Interest and yields are presented on a fully tax-equivalent basis.

(2) Annualized

(3) Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4) Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(5) Includes operating leases.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Interest income:
Loans and leases	$205,507	$205,604	$206,788	$202,537	$204,042
Securities available for sale	3,053	2,973	2,805	3,163	4,194
Securities held to maturity	1,429	1,445	1,443	964	94
Investments and other	9,819	9,681	9,055	7,963	7,599
Total interest income	219,808	219,703	220,091	214,627	215,929
Interest expense:
Deposits	10,760	10,711	8,877	8,037	8,428
Borrowings	4,974	4,812	5,113	5,316	5,639
Total interest expense	15,734	15,523	13,990	13,353	14,067
Net interest income	204,074	204,180	206,101	201,274	201,862
Provision for credit losses	55,597	15,739	9,909	14,492	22,792
Net interest income after provision for credit losses	148,477	188,441	196,192	186,782	179,070
Non-interest income:
Fees and service charges	39,477	40,255	38,035	36,619	43,254
Card revenue	12,830	12,994	13,249	12,250	13,066
ATM revenue	5,249	5,863	5,794	5,319	5,382
Subtotal	57,556	59,112	57,078	54,188	61,702
Gains on sales of auto loans, net	12,962	14,863	7,270	8,470	7,278
Gains on sales of consumer real estate loans, net	6,175	8,762	8,151	11,706	5,345
Servicing fee income	6,365	5,880	4,892	4,307	3,903
Subtotal	25,502	29,505	20,313	24,483	16,526
Leasing and equipment finance	24,367	24,383	23,069	21,980	23,328
Other	2,363	3,170	2,789	2,382	2,812
Fees and other revenue	109,788	116,170	103,249	103,033	104,368
Gains (losses) on securities, net	(20)	(94)	767	374	1,044
Total non-interest income	109,768	116,076	104,016	103,407	105,412
Non-interest expense:
Compensation and employee benefits	115,796	112,393	109,664	115,089	108,589
Occupancy and equipment	35,747	34,121	34,316	34,839	35,504
FDIC insurance	2,643	7,292	7,625	7,563	7,892
Operating lease depreciation	6,878	7,434	6,613	6,227	6,009
Advertising and marketing	5,146	5,656	6,245	5,896	3,754
Other	48,063	47,888	42,618	41,335	44,162
Subtotal	214,273	214,784	207,081	210,949	205,910
Branch realignment	—	—	—	—	8,869
Foreclosed real estate and repossessed assets, net	7,441	5,315	5,743	6,068	6,066
Other credit costs, net	44	(411)	371	119	(376)
Total non-interest expense	221,758	219,688	213,195	217,136	220,469
Income before income tax expense	36,487	84,829	87,013	73,053	64,013
Income tax expense	11,011	30,791	31,385	26,579	22,791
Income after income tax expense	25,476	54,038	55,628	46,474	41,222
Income attributable to non-controlling interest	1,488	1,721	2,503	1,717	1,227
Net income attributable to TCF Financial Corporation	23,988	52,317	53,125	44,757	39,995
Preferred stock dividends	4,847	4,847	4,847	4,847	4,847
Net income available to common stockholders	$19,141	$47,470	$48,278	$39,910	$35,148

Net income per common share:
Basic	$0.12	$0.29	$0.30	$0.25	$0.22
Diluted	0.12	0.29	0.29	0.24	0.22

Dividends declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05

Financial highlights:
Pre-tax pre-provision profit (1)	$92,084	$100,568	$96,922	$87,545	$86,805
Return on average assets (2)	0.53%	1.15%	1.17%	1.00%	0.90%
Return on average common equity (2)	4.15	10.50	10.99	9.35	8.39
Net interest margin (2)	4.49	4.60	4.65	4.66	4.67

(1) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.

(2) Annualized.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
ASSETS:
Investments and other	$611,286	$493,309	$623,721	$620,718	$663,572
Securities held to maturity	215,039	217,114	217,477	142,181	10,178
Securities available for sale	465,676	446,514	408,075	467,827	625,240
Loans and leases held for sale	297,474	301,512	240,304	195,871	193,164
Loans and leases:
Consumer real estate:
Fixed-rate	3,257,428	3,292,031	3,393,788	3,498,832	3,584,072
Variable-rate	2,801,728	2,813,848	2,710,998	2,828,980	2,828,110
Total consumer real estate	6,059,156	6,105,879	6,104,786	6,327,812	6,412,182
Commercial:
Fixed-rate	1,362,306	1,443,130	1,515,353	1,559,991	1,592,418
Variable- and adjustable-rate	1,781,308	1,701,005	1,615,967	1,562,075	1,496,106
Total commercial	3,143,614	3,144,135	3,131,320	3,122,066	3,088,524
Leasing and equipment finance	3,611,557	3,575,698	3,500,647	3,434,691	3,342,182
Inventory finance	1,891,504	1,806,271	2,061,437	1,862,745	1,734,286
Auto finance	1,817,024	1,603,392	1,518,194	1,327,232	1,157,586
Other	11,396	11,599	12,040	13,273	13,369
Total loans and leases	16,534,251	16,246,974	16,328,424	16,087,819	15,748,129
Total interest-earning assets	18,123,726	17,705,423	17,818,001	17,514,416	17,240,283
Other assets	1,132,112	1,148,033	1,123,148	1,094,923	1,074,655
Total assets	$19,255,838	$18,853,456	$18,941,149	$18,609,339	$18,314,938

LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,528,579	$1,540,794	$1,579,528	$1,537,066	$1,430,998
Small business	842,004	823,273	788,540	771,825	812,394
Commercial and custodial	455,086	424,134	388,562	386,927	377,568
Total non-interest bearing deposits	2,825,669	2,788,201	2,756,630	2,695,818	2,620,960
Interest-bearing deposits:
Checking	2,301,035	2,307,066	2,363,106	2,343,095	2,303,416
Savings	5,272,196	5,506,895	5,887,133	6,120,155	6,197,411
Money market	1,869,350	1,527,820	1,019,543	819,312	845,562
Subtotal	9,442,581	9,341,781	9,269,782	9,282,562	9,346,389
Certificates of deposit	3,041,722	3,028,259	2,742,832	2,543,345	2,392,896
Total interest-bearing deposits	12,484,303	12,370,040	12,012,614	11,825,907	11,739,285
Total deposits	15,309,972	15,158,241	14,769,244	14,521,725	14,360,245
Borrowings:
Short-term borrowings	9,383	9,523	220,042	97,996	8,333
Long-term borrowings	1,326,591	1,060,135	1,368,480	1,494,095	1,486,189
Total borrowings	1,335,974	1,069,658	1,588,522	1,592,091	1,494,522
Total interest-bearing liabilities	13,820,277	13,439,698	13,601,136	13,417,998	13,233,807
Total deposits and borrowings	16,645,946	16,227,899	16,357,766	16,113,816	15,854,767
Other liabilities	485,655	537,864	541,458	508,689	508,253
Total liabilities	17,131,601	16,765,763	16,899,224	16,622,505	16,363,020
Total TCF Financial Corporation stockholders' equity	2,109,402	2,071,140	2,020,815	1,971,264	1,938,646
Non-controlling interest in subsidiaries	14,835	16,553	21,110	15,570	13,272
Total equity	2,124,237	2,087,693	2,041,925	1,986,834	1,951,918
Total liabilities and equity	$19,255,838	$18,853,456	$18,941,149	$18,609,339	$18,314,938

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1) (2)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2014	2014	2014	2014	2013
ASSETS:

Investments and other	2.31%	3.06%	2.61%	2.60%	2.43%
Securities held to maturity	2.66	2.66	2.65	2.71	3.66
Securities available for sale (3)	2.62	2.66	2.75	2.70	2.68
Loans and leases held for sale	8.36	7.74	8.35	8.24	7.28
Loans and leases:
Consumer real estate:
Fixed-rate	5.71	5.69	5.72	5.62	5.73
Variable-rate	5.14	5.15	5.14	5.13	5.13
Total consumer real estate	5.45	5.44	5.46	5.41	5.46
Commercial:
Fixed-rate	4.92	4.91	5.16	5.07	5.16
Variable- and adjustable-rate	3.86	3.92	4.01	4.20	4.12
Total commercial	4.32	4.37	4.57	4.63	4.65
Leasing and equipment finance	4.74	4.71	4.72	4.75	4.89
Inventory finance	5.56	6.18	5.93	5.98	5.85
Auto finance	4.24	4.36	4.43	4.52	4.64
Other	7.93	7.90	7.63	7.41	7.78
Total loans and leases	4.96	5.05	5.10	5.11	5.17

Total interest-earning assets	4.84	4.95	4.97	4.97	4.99

LIABILITIES:

Interest-bearing deposits:
Checking	0.03	0.04	0.04	0.05	0.05
Savings	0.10	0.15	0.16	0.17	0.17
Money market	0.65	0.59	0.43	0.28	0.29
Subtotal	0.19	0.20	0.16	0.15	0.15
Certificates of deposit	0.81	0.80	0.75	0.74	0.80
Total interest-bearing deposits	0.34	0.34	0.30	0.28	0.28
Total deposits	0.28	0.28	0.24	0.22	0.23
Borrowings:
Short-term borrowings	0.56	0.95	0.26	0.33	0.96
Long-term borrowings	1.49	1.80	1.45	1.41	1.51
Total borrowings	1.49	1.80	1.29	1.34	1.50

Total interest-bearing liabilities	0.45	0.46	0.41	0.40	0.42

Net interest margin	4.49	4.60	4.65	4.66	4.67

(1) Annualized.

(2) Yields are presented on a fully tax-equivalent basis.

(3) Average yields of securities available for sale are based upon the historical amortized cost and exclude equity securities.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(Dollars in thousands)

(Unaudited)

	At Dec. 31,
	2014	2013
Computation of tangible common equity to tangible assets:
Total equity	$2,135,364	$1,964,759
Less: Non-controlling interest in subsidiaries	13,715	11,791
Total TCF Financial Corporation stockholders’ equity	2,121,649	1,952,968
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	4,641	6,326
Tangible common equity	$1,628,128	$1,457,762

Total assets	$19,394,611	$18,379,840
Less:
Goodwill	225,640	225,640
Other intangibles	4,641	6,326
Tangible assets	$19,164,330	$18,147,874

Tangible common equity to tangible assets	8.50%	8.03%

	At Dec. 31,
	2014	2013
Computation of tangible book value per common share:
Tangible common equity	$1,628,128	$1,457,762
Common stock shares outstanding	167,461,002	165,122,295

Tangible book value per common share	$9.72	$8.83

	At Dec. 31,
	2014	2013
Computation of Tier 1 capital ratios:
Total Tier 1 capital	$1,919,887	$1,763,682
Total risk-weighted assets	16,321,425	15,455,706
Total Tier 1 risk-based capital ratio	11.76%	11.41%

Computation of Tier 1 common capital ratio:
Total Tier 1 capital	$1,919,887	$1,763,682
Less:
Preferred stock	263,240	263,240
Qualifying non-controlling interest in subsidiaries	13,715	11,791
Total Tier 1 common capital	$1,642,932	$1,488,651

Total Tier 1 common capital ratio	10.07%	9.63%

(1)          When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and the Tier 1 common capital ratio. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1), CONTINUED

(Dollars in thousands)

(Unaudited)

	Three Months Ended			Year Ended Dec. 31,
	Dec. 31,	Sep. 30,	Dec. 31,
	2014	2014	2013	2014	2013
Computation of return on average tangible common equity:
Net income available to common stockholders	$19,141	$47,470	$35,148	$154,799	$132,603
Other intangibles amortization, net of tax	266	265	319	1,062	1,479
Adjusted net income available to common stockholders	$19,407	$47,735	$35,467	$155,861	$134,082

Average balances:
Total equity	$2,124,237	$2,087,693	$1,951,918	$2,058,442	$1,912,622
Less: Non-controlling interest in subsidiaries	14,835	16,553	13,272	17,014	16,491
Total TCF Financial Corporation stockholders’ equity	2,109,402	2,071,140	1,938,646	2,041,428	1,896,131
Less:
Preferred stock	263,240	263,240	263,240	263,240	263,240
Goodwill	225,640	225,640	225,640	225,640	225,640
Other intangibles	4,874	5,291	6,591	5,498	7,418
Tangible average common equity	$1,615,648	$1,576,969	$1,443,175	$1,547,050	$1,399,833

Annualized return on average tangible common equity	4.80%	12.11%	9.83%	10.08%	9.58%

(1)          When evaluating capital adequacy and utilization, management considers financial measures such as return on average tangible common equity. This measure is a non-GAAP financial measure and is viewed by management as a useful indicator of capital levels available to withstand unexpected market or economic conditions and also provides investors, regulators and other users with information to be viewed in relation to other banking institutions.

###